Exhibit 10.6

EXECUTION VERSION

Dated: September 3, 2007

EXCLUSIVE SUPPORT SERVICES CONTRACT

Between

SHANGHAI NOAH INVESTMENT MANAGEMENT CO., LTD.

And

SHANGHAI FUZHOU INVESTMENT CONSULTING CO., LTD.

CONTENTS

1.	DEFINITIONS	2

2.	EXCLUSIVE SUPPORT SERVICES, BUSINESS OPERATION AND INTELLECTUAL PROPERTY RIGHT LICENSES	3

3.	SERVICES FEE AND LICENSE FEE	5

4.	RESPONSIBILITIES OF THE PARTIES	6

5.	REPRESENTATIONS OR WARRANTIES	9

6.	TERM AND TERMINATION OF THE CONTRACT	11

7.	CONFIDENTIALITY	13

8.	COMPLIANCE WITH LAWS, APPLICABLE LAWS AND DISPUTE SETTLEMENT	15

9.	FORCE MAJEURE, RELATIONS, LIABILITIES AND INDEMNITIES	15

10.	SURVIVAL	17

11.	NOTICE	17

12.	MISCELLANEOUS	18

Schedule I	Support Services List
Schedule II	Licensed Rights

i

THIS EXCLUSIVE SUPPORT SERVICES CONTRACT (the “Contract”), dated September 3, 2007 is made in Shanghai, the People’s Republic of China (the “PRC”)

BETWEEN:

(1)	SHANGHAI NOAH INVESTMENT MANAGEMENT CO., LTD., a company with limited liability incorporated and existing under the laws of the PRC, whose registered address is at Room 208-8, No. 4056 South Avenue, Langxia Town, Jinshan District, Shanghai (the “Operating Company”); and

(2)	SHANGHAI FUZHOU INVESTMENT CONSULTING CO., LTD., a wholly foreign owned enterprise incorporated and existing under the laws of the PRC, whose registered address is at FG, Floor 9, Jinsui Mansion, No.379 South Pudong Road, Pudong New District, Shanghai (the “WFOE”).

Recitals

WHEREAS:

(A)	The Operating Company has obtained or will obtain (if it has not obtained) applicable governmental approval for providing financial product commission sale services in the PRC (as defined below);

(B)	The Operating Company desires to enter into an exclusive support services contract, whereby the WFOE will provide it with all kinds of support services in respect of technology and operation and grants intellectual property rights licenses (as defined below);

(C)	Subject to the terms and conditions of the Contract, the WFOE agrees to exclusively provide the Operating Company with all kinds of support services in respect of technology and operation and grants intellectual property right licenses (as defined below); and

(D)	At the same time of executing the Contract, the shareholders of the Operating Company agree to pledge all of the shares in the Operating Company owned by them to the WFOE and enter into a share pledge agreement to provide security for its performance of the Contract. The shareholders of Operating Company also desire to enter into an exclusive option agreement with the WFOE, granting the WFOE an exclusive share option so that the WFOE may purchase shares of the Operation Company exclusively.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the Parties agree as follows:

1.	DEFINITIONS

1.1	Terms used herein and not otherwise defined shall have the same meanings as ascribed to such terms in the Contract:

(a)	“Affiliate” means, with respect to a person, any other person that, directly or indirectly, controls or exercises control, is controlled by or exercised control over or is otherwise owned or under common control with such person;

(b)	“Business Plans” means the annual business plans and budget of the Operating Company made under the instruction of the WFOE, including plans of financial budget, capital investment, disposal and loan in connection with the provision of financial products commission sale services and forecast of income and expenditures;

(c)	“Confidential Information” means all technologies, know-how, processes, software, proprietary data, trade secrets, practices, methods, specifications, designs and other proprietary information disclosed by the WFOE to the Operating Company under the terms of the Contract and other documents, and the terms of the Contract and other confidential information in connection with confidential business and technology;

(d)	“Contract” means this support services contract with its schedules, as amended, supplemented or otherwise modified from time to time;

(e)	“Control” means the power to appoint or designate the management of an entity. The terms “Control” and “Controlled” shall have correlative meanings;

(f)	“Party” means the WFOE or the Operating Company, and “Parties” mean both of them;

(g)	“Person” means any individual, corporation, joint venture, enterprise, partnership, trust ,unincorporated organization, limited liability company, government or any of its departments or agencies or any other entity;

(h)	“Revenue” means (i) the fees received by the Operating Company from its cooperation partners or those of any of its Affiliates in connection with the business of providing financial product commission sale services; and (ii) all of any other fees received by the Operating Company and all of any other fees generated from using assets and providing financial product commission sale services by the Operating Company or generated from any business activities in connection with using assets and providing financial product commission sale services by the Operating Company.

(i)	“Services Fee” has the meaning assigned to it in Clause 3.1(a) hereunder;

(j)	“Support Services” mean the customer support, technical support, operation support and any other services in connection with providing Financial Product Commission Sale Services by the WFOE to the Operating Company under the Contract, as set forth in Schedule I;

(k)	“License Fee” has the meaning assigned to it in Clause 3.1(b) hereunder;

(l)	“Intellectual Property Rights Licenses” means the licenses for trademarks, websites, domain names, software, and any other intellectual property rights set forth in Schedule II, which are granted by the WFOE to the Operating Company to use under the Contract.

(m)	“Subcontractor” means any individual, corporation, enterprise, independent contractor or supplier contracted by the WFOE to provide any services required in the Contract and its schedules.

(n)	“Financial Product Commission Sale Services” mean all approved services relating financial product commission sale services provided currently or to be provided by the Operating Company, including but not limited to commission sale , sale, promotion and recommendation of fund for purchase, collective funds trust program and other financial products, insurance and insurance agency services, and investment and finance consulting services;

(o)	“Fees” mean the fees incurred by the Operating Company from providing financial product commission sale services, including but not limited to salaries of employees, office overheads and rents, provided that the fees shall be incurred directly out of providing financial product commission sale services.

2.	EXCLUSIVE SUPPORT SERVICES, BUSINESS OPERATION AND INTELLECTUAL PROPERTY RIGHT LICENSES

2.1	Exclusive Provision of Support Services

In order to facilitate the Operating Company to provide the Financial Product Commission Sale Services, the Operating Company agrees to engage the WFOE to act as its exclusive technology and operation advisor to provide exclusively support services set forth in Schedule I hereof, and the Operating Company agrees to accept all support services provided by the WFOE. The Parties agree to modify and update Schedule I hereof in writing from time to time to illustrate all fields, scopes and terms of the support services provided by the WFOE. The WFOE shall be the sole provider of the support services provided to the Operating Company either through contractual arrangement or other cooperation. Without prior written consent of the WFOE, the Operating Company may not engage any third party to provide services which are the same as or similar to those provided by the WFOE under the Contract.

2.2	Joint Business Expansion

In order to improve the promotion of the Financial Product Commission Sale Services and upon joint decision made by the Parties, the WFOE and the Operating Company shall jointly enter into an agreement with a third party, whereby the Operating Company will provide the Financial Product Commission Sale Services and the WFOE will provide technology, consulting and other related services, and all revenue so generated shall be distributed according to its nature between the WFOE and the Operating Company subject to a joint decision made by the Parties.

2.3	Revenue Collection on Behalf

Where the Parties make a joint decision, the WFOE shall collect all or part of the revenue as the agent of the Operating Company and the Operating Company shall issue invoice (the “Invoice”) for the Financial Product Commission Sale Services so provided, and send the Invoice to the WFOE. Subject to the above joint decision by the Parties, the WFOE shall collect revenue on behalf of the Operating Company and the Operating Company shall issue the Invoice according to actual revenue collected by the WFOE on its behalf.

2.4	Engagement of Affiliates or Subcontractors

Although the WFOE agrees to assume primary responsibility of providing services, it should be allowed to engage and pay any of it’s Affiliates or Subcontractors for any services contemplated by the Contract. The services performed or provided by such Affiliates or Subcontractors contracted by the WFOE shall be deemed as those provided by the WFOE under the Contract.

2.5	Changes to the PRC Laws

As of the date of the Contract, if any governmental agency, central or local, of the PRC makes any modification to the provisions of any laws, regulations, statutes or rules, including modification, supplementation or cancellation to existing laws, regulations, statutes or rules, applies different interpretations to existing laws, regulations, statutes or rules or different implementation measures thereof (each, the “Modification”), or enacts new laws, regulations, statutes or rules (each, the “New Rule”), the following shall apply:

(a)	If the Modification or the New Rule is more favorable to a Party than applicable laws, regulations, statutes or rules valid as of the date hereof (and the other Party is not materially adversely affected thereof), the Parties shall apply to applicable authorities (where necessary) to be entitled to the interests of such Modification or New Rule. The Parties shall make their best efforts to obtain approval for such applications.

(b)	If the economical interests of the WFOE under the Contract are materially adversely affected due to the Modification or the New Rule, directly or indirectly, the Contract shall be performed according to its original terms. If such adverse effect incurred by the WFOE on its economical interests fails to be resolved, upon notice to the Operating Company by the WFOE, the Parties shall make all necessary modifications through timely negotiation to protect the WFOE’s economical interests under the Contract.

2.6	Intellectual Property Rights Licenses

2.2	Upon obtaining the ownership of the Intellectual Property Rights set forth in Schedule II hereof, the WFOE agrees to grant the Operating Company the licenses to use the Intellectual Property Rights set forth in Schedule II hereof, and the Operating Company agrees to accept such licenses.

3.	SERVICES FEE AND LICENSE FEE

3.1	Services Fee and License Fee

(a)	In consideration of the services provided by the WFOE, the Operating Company shall pay the WFOE a services fee (the “Services Fee”) on a quarterly basis during the term of the Contract. The amount of the Services Fee shall be verified and determined according to actual services, provided that the total Services Fee shall be equal to the revenue less expenses and the License Fee. If the WFOE collects revenue on behalf of the Operating Company according to Clause 2.3, it shall deduct the Services Fee from the revenue it collects on behalf of the Operating Company and pay the remaining amount to the Operating Company on a quarterly basis.

(b)	In consideration of the Intellectual Property Rights Licences granted by the WFOE, the Operating Company shall pay the WFOE a license fee (the “License Fee”) on a yearly basis during the term of the Contract. The amount of the License Fee shall be determined by the board of the WFOE.

3.2	Payment

(a)	Unless the WFOE deducts the amount of the total Services Fee from the revenue, the Operating Company shall pay the WFOE the Services Fee within forty (40) days after the end of applicable quarter, and the Services Fee shall be transferred to the WFOE’s account by wire transfer. The Parties agree that the WFOE may modify the above payment instruction from time to time, provided that the WFOE shall notify the Operating Company in writing upon each modification.

(b)	In the event that the WFOE collects revenue, it shall pay the remaining of the revenue to the Operating Company after deducting the Services Fee within forty (40) days after the end of applicable quarter according to Clause 3.1, and the Services Fee shall be transferred to the WFOE’s account by wire transfer. The Parties agree that the WFOE may modify the above payment instruction from time to time, provided that the WFOE shall notify the Operating Company in writing upon each modification.

3.3	Financial Statements

The Operating Company shall establish accounting system and prepare financial statements (the “PRC Financial Statements”) according to applicable PRC laws, regulations, accounting systems and accounting standards. The WFOE and the Operating Company may otherwise prepare financial statements according to the International Accounting Standards or US GAAP where they deem necessary. The Operating Company shall deliver its PRC Financial Statements and other reports to the WFOE within twenty-one (21) days after the end of each calendar month so that the WFOE may verify the amount of revenue it collects on behalf and pay the WFOE the Services Fee according to Clause 3.1. The WFOE is entitled to have all of the Financial Statements and other relevant information of the Operating Company audited during any working time, provided it shall make a prior notice to the Operating Company within a reasonable time.

4.	RESPONSIBILITIES OF THE PARTIES

4.1	Responsibilities of the Operating Company

In addition to the responsibilities provided elsewhere in the Contract, the Operating Company shall:

(a)	not accept any support services from any third party which are the same as or similar to those provided by the WFOE without prior written consent from the WFOE;

(b)	accept all of the support services provided by the WFOE and all of related reasonable opinions;

(c)	prepare business plans with the assistance of the WFOE;

(d)	plan, design, develop, create and provide the Financial Product Commission Sale Services with the assistance of the WFOE;

(e)	provide the WFOE with any technology or other information which the WFOE considers necessary or valuable for providing services under the Contract, and permit the WFOE to access related facilities which the WFOE considers necessary or valuable for providing services under the Contract;

(f)	set up and maintain an account unit for the Financial Product Commission Sale Services;

(g)	issue the Invoice to the WFOE for the services it provides in connection with the Financial Product Commission Sale Services within five (5) days at the end of each calendar month on a monthly basis in the event that the WFOE collects revenue on behalf of the Operating Company according to Clause 2.3;

(h)	operate and provide the Financial Product Commission Sale Services and its other businesses in strict compliance with the business plans and joint decisions made by the WFOE and the Operating Company;

(i)	obtain prior written consent from the WFOE before entering into any material contact which the Operating Company intends to enter into with any third party; material contract means any corporation, share transfer and finance agreements entered into with any third party or any other contract, agreement, covenant or undertaking, written or verbal, which may affect the WFOE’s interest hereunder or may cause the WFOE to make any change to the Contract or any decision to terminate the Contract;

(j)	provide the Financial Product Commission Sale Services in an effective, prudential and legitimate manner for the purpose of obtaining more revenue;

(k)	assist the WFOE and provide it with adequate cooperation in all affairs necessary for the WFOE to duly perform its responsibilities and obligations hereunder;

(l)	report to the WFOE all communications with applicable business and industry administration agencies and provide the WFOE in a timely manner with the copies of all documents, permits, consents and authorizations obtained from applicable business and industry administration agencies;

(m)	assist the WFOE in developing, establishing and maintaining relations with other applicable departments, agencies of Chinese government, central, provincial and local, and other entities for the purpose of providing services, and assist the WFOE in obtaining all permits, licenses, consents and authorizations necessary for carrying out the above services;

(n)	assist the WFOE in effecting duty-free import procedures for all assets, materials and goods necessary for the WFOE to provide services;

(o)	assist the WFOE in purchasing equipment, materials, goods, labour or other services according to the requirements of the WFOE in the PRC at a competitive price;

(p)	operate and effect all procedures necessary for operation subject to all applicable PRC laws and regulations;

(q)	provide the WFOE with copies of all applicable PRC laws, regulations, statutes and rules and other related information required by the WFOE;

(r)	maintain the accuracy and validity of each representation and warranty during the term of the Contract made by the Operating Company according to Clause 5;

(s)	maintain and timely update all rights, licenses and authorizations necessary for the Operating Company to provide the Financial Product Commission Sale Services set out in the Contract to retain the validity thereof and full legal effect; and

(t)	strictly perform its obligations under the Contract or any other related contracts to them it is a Party.

4.2	Responsibilities of the WFOE

In addition to the responsibilities provided elsewhere in the Contract, the WFOE shall:

(a)	provide support services to the Operating Company in an effective manner and response promptly and carefully to request of the Operating Company for providing suggestion and assistance;

(b)	assist the Operating Company in preparing business plans of the Operating Company in connection with the Financial Product Commission Sale Services;

(c)	assist the Operating Company in planning, designing, developing and providing the Financial Product Commission Sale Services;

(d)	provide the Operating Company with qualified personnel for providing the Financial Product Commission Sale Services;

(e)	collect revenue in connection with Financial Product Commission Sale Services according to Clause 2.3; and

(f)	strictly perform its obligations under the Contract or any other related contracts to which it is a Party.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of the Operating Company

5.2	The Operating Company makes representations and warranties to the WFOE and agrees with the WFOE as follows:

(a)	The Operating Company is a company with limited liability duly incorporated and existing under the laws of the PRC;

(b)	The Operating Company has full corporate power to execute and deliver the Contract and fully perform its obligations hereunder. The Contact, upon execution, shall constitute legitimate, duly and binding obligations of the Operating Company and is enforceable against the Operating Company;

(c)	the Operating Company owns any and all governmental permits, licenses, authorizations, approvals and facilities necessary to provide currently permitted Financial Product Commission Sale Services according to existing PRC laws, except for the content disclosed in the disclosure letter, and the Operating Company shall warrant all of the above governmental permits, licenses, authorizations and approvals remain effective, legitimate and valid during the term of the Contract. The Operating Company does not need to obtain other governmental permits, licenses and authorizations for the Financial Product Commission Sale Services currently operated and provided; in the event that any and all governmental permits, licenses, authorizations and approvals necessary for the Operating Company to provide the Financial Product Commission Sale Services during the term of the Contract are required to be changed or supplemented resulting from changes to applicable rules, the Operating Company shall make changes and/or supplementation as soon as practical;

(d)	The Operating Company complied, is complying and will continue complying with all applicable PRC laws and regulations and is not aware of any non-compliance with all applicable PRC laws and regulations nor aware of any situation which forbids the Operating Company to perform its obligations hereunder;

(e)	Neither the execution of the Contract or the performance of its obligations hereunder contradicts, violates or is against (i) the business license or any provisions of the Articles of Association of the Operating Company; (ii) any laws, implementation rules, ordinances, authorizations or approvals of any governmental agency or department applicable to the Operating Company; or (iii) any provisions of contact and agreement to which the Operating Company or any of its Affiliates is a Party or a subject;

(f)	There exists no pending litigation, arbitration or legal, administrative or other proceedings or governmental investigation against the Operating Company or threatened litigation, arbitration or legal, administrative or other proceedings or governmental investigation against the Operating Company or any of its affiliates to the knowledge of the Operating Company, which is in connection with the grant of business license and permit of the Operating Company, the subject matter hereof, or may affect in any manner the capability of the WFOE or the Operating Company to execute or perform the Contract, or the capability of the Operating Company to provide the Financial Product Commission Sale Services during the term of the Contract;

(g)	All of governmental documents, representations and information in connection with the transaction refereed to in the Contract owned by the Operating Company or any of its Affiliates have been disclosed to the WFOE and non of the documents provided previously by the Operating Company or any of its Affiliates to the WFOE contains any untrue representations of material facts , or omits representation of any material fact necessary for the representations hereunder not to be misleading; and

(h)	All of the representations and warranties of the Operating Company hereunder are subject to the provisions of the PRC laws, regulations and rules. The Operating Company shall not be held liable if any inconsistency between the representations and warranties of the Operating Company and the PRC laws, regulations and rules nullifies any representations and warranties.

5.3	Representations and Warranties of the WFOE

The WFOE makes representations and warranties to the Operating Company and agrees with the Operating Company as follows:

(a)	The WFOE is a wholly foreign owned enterprise duly incorporated and existing under the laws of the PRC;

(b)	The WFOE has full corporate power to execute and deliver the Contract and fully perform its obligations hereunder. The Contract, upon execution, shall constitute legitimate, duly and binding obligations of the WFOE and may be enforced against the WFOE;

(c)	Neither the execution of the Contract or the performance of its obligations hereunder contradicts, violates or is against (i) the business license or any provisions of the Articles of Association of the WFOE; (ii) any laws, implementation rules, ordinances, authorizations or approvals of any governmental agency or department applicable to the WFOE; or (iii) any provisions of contact and agreement to which the WFOE is a Party or a subject;

(d)	There exists no pending litigation, arbitration or legal, administrative or other proceedings or governmental investigation against the WFOE or threatened litigation, arbitration or legal, administrative or other proceedings or governmental investigation against the WFOE or any of its affiliates to the knowledge of the WFOE, which is in connection with the grant of business license and permit of the WFOE, the subject matter hereof, or may affect in any manner the capability of the WFOE or the WFOE to execute or perform the Contract, or the capability of the WFOE to provide the Financial Product Commission Sale Services during the term of the Contract; and

(e)	All of governmental documents, representations and information in connection with the transaction refereed to in the Contract owned by the WFOE or any of its affiliates have been disclosed to the WFOE and non of the documents provided previously by the WFOE or any of its affiliates to the WFOE contains any untrue representations of material facts, or omits representation of any material fact necessary for the representations hereunder not to be misleading.

6.	TERM AND TERMINATION OF THE CONTRACT

6.1	Term

the Contract shall be effective for a term of ten (10) years as of the date (the “Validity Date”) on which the legal representatives or authorized representatives of the Parties execute the Contract with seal. It will be extended automatically for another (10) years upon expiration of each term of ten (10) years if not objected by a Party.

6.2	Termination

6.2.1	The Contract may be terminated subject to Clause 6.3 if any of the following situations or events occurs and such situation or event continues to exist:

(a)	One Party goes into bankruptcy, becomes the subject of liquidation or dissolution process, or ceases operation or is unable to pay its due debt; or

(b)	The performance of the Contact is made commercially impractical in all material aspects due to any orders, actions, regulations, interruption or interference of any government or its agencies.

6.2.2	Except for the situations provided under Clause 6.2.1, the Parties shall first negotiate relevant remedial measures if any of the following situations or events occurs:

(a)	The Operating Company does not perform its obligations hereunder due to any force majeure event (as defined in Clause 10 below) for a period of six or more consecutive months;

(b)	All or the substantial part of assets or properties necessary for the Operating Company to perform the Contract is subject to attachment, embargo, expropriation or substantial governmental restriction which is non-existent on the date the Contract is executed;

(c)	The Operating Company does not perform any of its material obligations hereunder without acceptable reasons and fails to ratify its defaulting act within thirty (30) days after its receipt of a written notice which specifically represents its defaulting act; or

(d)	Any untrue or false representation has been found out of the representations and warrants made by the Operating Company subject to Clause 5.1 hereof, or the Operating Company is in breach of any of its undertakings, covenants or agreements hereunder where it fails to provide reasonable explanations.

Where the Parties fail to reach an agreement within thirty (30) days after such matter occurs, or the Operating Company performs no relevant remedial measures within ten (10) days after such measures have been determined, the WFOE shall have the right to terminate the Contract unilaterally.

6.3	Right to Terminate

The Contract may be terminated with at least five-day prior written notice by a Party which goes into bankruptcy in situation (a) , or the WFOE in situation (b) to the other Party where any of the situations or events set out in Clause 6.2.1 occurs and such situation or event continues to exist

6.4	Result of Termination

Termination due to any reason or expiration of the Contract does not exempt any Party’s obligation for all payments due hereunder prior the termination or expiration date hereof (including but not limited to any Services Fee, License

Fee or reimbursable expenses set out herein), nor exempt any Party’s obligation to reimburse or warrant, nor exempt any Party’s liability of breach prior to the termination hereof. Furthermore, the Operating Company shall pay the WFOE for all expenses, directly or indirectly out of any reasonable and necessary activities by the WFOE to terminate services being carried out in an orderly manner and to dismiss and rearrange human and capital resources for such services.

7.	CONFIDENTIALITY

7.1	Confidentiality

The Operating Company and its employees shall use all confidential information only for the interests of the Operating Company and the objectives stated herein. The Operating Company shall keep all confidential information which may be disclosed or provided by the WFOE in confidence, and shall not disclose or reveal any such confidential information to any third party without expressly written authorization from the WFOE, unless otherwise provided herein. The Operating Company shall not use any confidential information in any manner which may lead to breach of its obligations under Clause 7.

7.2	Confidential Measures

The Parties shall take all necessary measures and preventive methods to keep the confidential information in confidence. Such confidential measures and preventive methods shall be similar to those measures and preventive methods taken by the Parties respectively for their own sensitive information and shall at least meet the criteria a reasonable entity shall adopt to protect its own highly-confidential information and business secrets in any situation.

7.3	Permitted Disclosure

With respect to the confidential information restricted by Clause 7 received by a Party, such Party may disclose it only to designated employees, officers, directors and Subcontractors who need to know in carrying out their work in order for the WFOE or Subcontractors to perform the Contract. In such situation, the Party receiving the confidential information shall take all necessary preventive measures (including signing confidentiality contract or add confidentiality clause into labor contract with each of the above employees) to prevent such employees to use the confidential information for their own interest and disclose the confidential information to any third Party without authorization.

7.4	Disclosures to Governmental Agencies

Notwithstanding the foregoing, to the extent that it is necessary for a Party to obtain any governmental approval to operate its business, the Parties may disclose the confidential information to government officers, and may disclose the confidential information to their external or in-house counsels, accountants or consultants who need to know the confidential information for the purpose of providing professional services, provided that so disclosed written confidential information shall be marked “Confidential”, and shall require such government officers and external persons to undertake to comply the confidentiality clause hereof. The Parties may disclose the confidential information as required by applicable laws, rules of stock exchanges, regulations or legal proceedings or judicial orders. The disclosing Party shall notify the other Party of such disclosure in line with actual situations and following any practical confidential arrangement prior to making any disclosure thereunder.

7.5	Exclusions

Nothing in Clause 7 will prohibit a Party from using or disclosing any confidential information if (i) it has been known by the Party while disclosing to it; (ii) it is legally obtained by the Party from third party without breach of its obligations under confidentiality agreement; (iii) it becomes publicly available not due to the Party’s fault; or (iv) it is independently developed by the Party without using the confidential information, directly or indirectly.

7.6	Remedy

The Parties agree that, if this Clause 7 is violated, a Party will suffer irremediable damages due to the confidential information disclosed from such violation (the “Non-informant Party”), and any monetary damages the Non-informant Party may obtain shall not be enough to indemnify its losses so incurred. Therefore, The Parties agree that the Non-informant Party shall be entitled to other rights and remedies available according to laws or under the Contract.

7.7	Survival

This Clause 7 shall survive for a period of one year after termination or expiration of the Contract. Upon such expiration or termination, the receiving Party shall return all the confidential information to the disclosing Party, and shall destroy all the confidential information if it can not return it and shall stop using the confidential information for any purpose.

8.	COMPLIANCE WITH LAWS, APPLICABLE LAWS AND DISPUTE SETTLEMENT

8.1	Applicable Laws

The Laws of the People’s Republic of China shall apply to matters of the Contract including its effect, interpretation, performance and dispute settlement.

8.2	Dispute Settlement

Any dispute arising out of performing this Contract or in connection with it shall be resolved through negotiation. Any Party may submit the dispute to the China International Economic and Trade Arbitration Commission, Shanghai Sub-commission, for arbitration in Shanghai if it cannot be resolved through negotiation within thirty (30) days. The arbitration award shall be final and binding on the Parties. The Parties shall continue performing other terms hereof during the period of dispute settlement except for matters in dispute.

9.	FORCE MAJEURE, RELATIONS, LIABILITIES AND INDEMNITIES

9.1	Force Majeure

9.1.1	Force Majeure Event. If non-performance of its obligations hereunder in whole or in part by a Party (the “Affected Party”) is directly caused by an unforeseeable event, the occurrence and consequence of which cannot be prevented or avoided, including earthquakes, typhoons, floods, fires, other serious natural disaster, wars, riots and similar military actions, civil commotions, strikes, work-to-rule actions, governmental embargoes, expropriation, injunctions, or other restrictions and actions, or by any reason which prevents the performance of the Contract (the “Force Majeure Event”), it shall not be deemed to be in breach of the Contract where it satisfies all conditions as follows:

(a)	the work stoppage, obstacle or delay confronting the Affected Party in performing its obligations hereunder is directly caused by the Force Majeure Event;

(b)	the Affected Party has made its best efforts to perform its obligations hereunder and reduce losses incurred by the other Party caused by the Force Majeure Event; and

(c)	the Affected Party promptly notifies the other Party of the Force Majeure Event upon its occurrence, and provides written information (including a representation letter stating delayed or partial performance) regarding such Force Majeure Event within fifteen (15) days after its occurrence

9.1.2	the Parties shall decide on the modification of the Contract and on exemption of the Affected Party’s obligations hereunder in whole or in part based on the effect of the Force Majeure Event on the Contract where it occurs.

9.1.3	Independent Contractor Relations

A Party remains to be an independent contractor with respect to the other Party and shall comply with all applicable laws, implementation rules and regulations, including but not limited to all laws, implementation rules and regulations in connection with labor employment, working hour, health and safety, working condition and salary payment. The Parties shall also be responsible for tax payment, including taxes collected from their employees or estimated national, provincial and local taxes. Unless otherwise provided in the Contract, a Party has no power or right to restrict the credit of the other Party, or cause the other Party to make undertaking or pledge its credit without prior written consent from the other Party. Where a Party’s failure to comply with this provision causes the other Party to be incurred by any loss, damage, claim, request or punishment, the Party shall fully indemnify the other Party.

9.2	Liabilities and Indemnities

(a)	The Parties expressly understand that the WFOE makes no warrants to the Operating Company in connection with the performance of services or any assets or the suitability of any assets for certain purpose. The WFOE expressly waives all warranties, including but not limited to implied warranties on marketability or suitability for certain purpose.

(b)	The Operating Company agrees to indemnify the WFOE for any and all liabilities, obligations, losses, damages, fines, sentences, litigations and legal fees, costs or expenses incurred by or charged against the WFOE arising out of or in connection with (i) any untrue or false representations and warrants made by the Operating Company in Clause 5.1, or (ii) any breach of any undertakings, covenants or agreements hereunder.

(c)	Without prejudice to the above Clause 9.2 (a) and 9.2 (b), a Party shall be liable to any losses, costs, claims, injuries, liabilities or expenses incurred by the other Party in connection with or arising out of any negligence or slackness while the Parties are performing their obligations hereunder, which shall be limited to direct damages or amount of loss actually incurred excluding profit loss or indirect loss.

10.	SURVIVAL

10.1	Any payment obligation hereunder or accrual or due prior to expiration or termination of the Contract shall survive expiration or termination of the Contract.

10.2	Clauses 6.4, 7, 8, 9.1, 9.2 and 10 shall survive termination of the Contract.

11.	NOTICE

As required by the Contract, notice or other communication addressed by any Party shall be written in Chinese and shall be sent via personal delivery, internationally recognized overnight courier or fascine at the address listed below or other address as designated in the notice by the other Party from time to time. The date on which the notice is deemed to be duly served shall be determined as follows:

(a)	for notice via personal delivery, the delivery date;

(b)	for notice via internationally recognized overnight courier, the third day after the date of delivery to applicable overnight courier;

(c)	for notice via fascine, the first day of the normal business days of banks in the PRC after the date displayed on the transmission confirmation letter for relevant document;

If to the Operating Company:

Shanghai Noah Investment Management Co., Ltd

Floor 9, Jinsui Mansion, No.379 South Pudong Road, Pudong New District, Shanghai

Post Code: 200120

Attention: Wang Jingbo

Fax No.: 021-68869611

If to the WFOE:

Shanghai Fuzhou Investment Consulting Co., Ltd

Floor 9, Jinsui Mansion, No.379 South Pudong Road, Pudong New District, Shanghai

Post Code: 200120

Attention: Wang Jingbo

Fax No.: 021-68869611

12.	MISCELLANEOUS

12.1	Severability

If any term or other provision of this Contract is held invalid, illegal or unenforceable under any applicable laws or governmental policies, all of the other terms and provision hereof remain valid, provided that the economically and legally substantial content of the transaction contemplated in this Contract is not affected so that it becomes severely adverse to any Party. The Parties shall make modifications to the Contract through honest negotiations and try their best to realize their original objectives in an acceptable way so as to bring the transaction contemplated in this Contract to an end following original contemplation after determination on the invalidity, illegality or unenforceability of any terms or other provisions.

12.2	Expenses

Notwithstanding anything to the contrary in this Contract, each Party shall pay its own expenses and advances in connection with the Contract. Where a Party is in breach of the Contract deliberately or intentionally, the defaulting Party shall pay the non-defaulting Party all expenses and advances in connection with the Contract. Each Party shall pay and be liable to any taxes collected from the other Party arising out of or in connection with the transaction contemplated in this Contract.

12.3	Waiver

Any waiver of any provision hereof is invalid, unless stated in written document signed by the Party who makes such waiver. Any non-performance of or delay in performing its rights, powers or remedial measures hereunder by either party shall not constitute a waiver of its right, and any exercise or partial exercise of related rights, powers or remedial measures for once shall not impede further exercise of related rights, powers or remedial measures, or exercise of any other rights, powers or remedial measures. Without limiting the foregoing, the waiver by a Party of the other Party’s violation of any provision hereof shall not be deemed to be also a waiver of violating such provision or any other provisions hereof in the future.

12.4	Transfer

the Contract and any rights, interests or obligations under it shall not be transferred by a Party hereto in whole or in part without prior written consent from the other Party, and any such transfer attempted to be made without permission shall be invalid.

12.5	Successors and Assigns

the Contract is binding upon and to the benefit of the Parties and their respective successors and assigns.

12.6	Entire Agreement

The Contract shall constitute the entire and the only agreement between the Parties hereto in connection with the subject matter hereof and shall supersede all previous oral and written agreements, contracts memoranda and communications in connection with the content hereof by the Parties.

12.7	Survival

Without limiting the provisions of Clause 10 above, the provisions (including but not limited to warrants in Clause 5) of the Contract shall fully survive after the date on which the Contract is executed where they have not been fully performed on the date on which the Contract is executed.

12.8	Further Assurances

Each Party agrees to promptly execute all reasonably necessary or required documents and take further reasonably necessary or favourable actions in order to carry out or perform the provisions and objectives of the Contract.

12.9	Amendment

No amendment, modification or supplementation shall be made to the Contract unless agreed by the Parties in writing.

12.10	Counterparts

This Contract may be executed in counterparts and all counterparts shall together constitute one and the same Contract, and shall come into force upon execution and delivery of one or more counterparts by one Party to the other Party.

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IN WITNESS WHEREOF, this Contract has been executed by the legal representatives or authorized representatives of the Parties hereto on the date first above written.

Shanghai Noah Investment Management Co., Ltd. (Seal)

/s/ Jingbo Wang
Name:	Jingbo Wang
Title:

Shanghai Fuzhou Investment Consulting Co., Ltd. (Seal)

/s/ Jingbo Wang
Name:	Jingbo Wang
Title:

Schedule I

Support Services List

1.	Services relating to daily operation

(a)	the WFOE warrants to circulate current international development and advanced experience in connection with the Financial Product Commission Sale Services to the Operating Company, and provide opinions on significant strategies involving business development of the Operating Company, including but not limited to assistances in the following aspects:

(b)	formulate relevant business plan and requirement in line with international development trend and domestic market demand and provide managerial support to the Operating Company;

(c)	carry out market survey and formulate business expansion and development blueprint;

(d)	select and recommend business partners of the Operating Company;

(e)	layout advertisement business of the Operating Company and select and recommend advertisement agency;

(f)	provide the Operating Company with necessary financial support, including but not limited to account reconciliation and collection;

(g)	select qualified personnel for the Operating Company to engage; and

(h)	other services reasonably requested by the Operating Company;

2.	Training

In addition to the above, the WFOE shall also provide necessary business trainings to promotion, management and marketing personnel of the Operating Company to ensure smooth operation of the Operating Company. Particulars of training plans are determined otherwise by the Parties.

3.	Capital support

the WFOE shall assist the Operating Company in arranging necessary financing in order for the Operating Company to provide Financial Product Commission Sale Services. The amount of necessary financing and method of providing such financing are jointly determined by the Parties.

4.	Equipment assets support

As determined by the Parties through negotiation, the WFOE may lend business equipment or other related assets it owns or leases to the Operating Company in order for the Operating Company to provide the Financial Product Commission Sale Services. Particulars of lending conditions and manners are determined by the Parties

5.	Personnel support

The WFOE shall select qualified technical, managerial and other necessary personnel to assist the Operating Company in providing the Financial Product Commission Sale Services in accordance with actual needs of the Operating Company in providing Financial Product Commission Sale Services.

Schedule II

Licensed Rights

1.	Licensed trademark

Trademark: Noah

Trademark registration No.: No.4017718

Registration Term: from February 21, 2007 until February 20, 2017

Verified services items(Type 36): insurance brokerage; public fund; capital investment; fund investment; financial services; financial information; financial consulting; security and bond brokerage; security trade information; trusted management; charity fund raising; brokerage; guarantee; trust

2.	Licensed website

universal website: Noah Wealth Management

universal website registration No.: 20051028146268884

Registration Term: from October 28, 2005 until October 28, 2010

3.	Licensed domain name

Domain name 1: www.noahwm.com

Registration V Term: from November 10, 2005 until November 10, 2010

Domain name 2: www.noahwm.com.cn

Registration Term: from November 10, 2005 until November 10, 2010

4.	Licensed software

Software: “Noah Wealth Management Client Management System and Corporate Website” software